Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re FORTUNE FINANCIAL, INC., a Florida corporation, Tax ID# 59-1218935 Debtor and Debtor-In-Possession.	Case No. 03-2026-3F1

FILED
JACKSONVILLE, FLORIDA
FEB 24 2004
CLERK, U. S. BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA

ORDER CONFIRMING DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION

This case came before the Court for hearing on January 22, 2004, on the (1) Debtor's Second Amended Plan of Reorganization filed on January 9, 2004 (the "Second Amended Plan"), which modified Debtor's Amended Plan of Reorganization filed on October 2, 2003 (the "Amended Plan"), (2) Debtor's Motion to Cramdown Class 2 Interests pursuant to 11 U.S.C. § 1129(b)(1) and (2) (C), and (3) Debtor's Motion to Permit Late Filed Ballots. Pursuant to 11 U.S.C. §1127(a), on filing, the Second Amended Plan replaced the Amended Plan and became the plan of reorganization that is to be considered by the Court for confirmation. The Second Amended Plan meets the requirements of 11 U.S.C. §§ 1122 and 1123. As required by 11 U.S.C. §1127(c), the Second Amended Plan complies with 11 U.S.C. §1125. The modifications to the Amended Plan that were made in the Second Amended Plan do not require any additional disclosures or changes to the Debtor's Disclosure Statement. The Second Amended Plan does not adversely change the treatment of the claim of any creditor (Class 1 claimant) or the interest of any equity security holder (Class 2 interest holder) who has not accepted the Second Amended Plan in writing. Class 1 claimants (the unsecureds) that voted unanimously accepted the Amended Plan. All Class 2 claimants that filed ballots on the Amended Plan also filed ballots accepting the Second Amended Plan except for Crown Group Liquidation, LLC ("Crown"), which did not ballot on the Second

Amended Plan. Under the Second Amended Plan, like the Amended Plan, Class 2 interest holders (the existing shareholders) receive no distribution nor do they retain their shares. Thus, Class 2 interest holders are deemed to have rejected the Second Amended Plan. The Amended Plan, on November 21, 2003 and the Second Amended Plan, on January 9, and January 12, 2004, were transmitted to creditors, equity holders, and other interested parties. The only interested party objecting to the Second Amended Plan was the U.S. Trustee, who only objected to Section 8.06 of the Second Amended Plan and asked that it be stricken (the "Limited Objection"). On the evidence presented after hearing on proper notice, the Court was satisfied that the requirements for confirmation of the Second Amended Plan set forth in 11 U.S.C. §1129(a) have been satisfied and overruled the Limited Objection in the Court's January 30, 2004 Order Conditionally Debtor's Second Amended Plan of Reorganization, Granting Debtor's Motion to Cramdown Class 2 Interests, Granting Motion to Permit Late Filed Ballots and Permitting Unsecured Creditors to Change Election of Cash and/or Equity (the "Order"). The Court also found in the Order and hereby finds that Class 2 claimants should be "crammed down" because (1) there are no classes junior to Class 2 interests, (2) Class 1 claimants are not paid in full under the Second Amended Plan, and (3) the liquidation analysis presented to the Court shows there is insufficient value to pay Class 1 claimants in full. Thus, the Court found in the Order and hereby finds all requirements for confirmation of the Second Amended Plan set forth in 11 USC § 1129(b)(1) and (2)(C) have been satisfied as well. Finally, pursuant to the Order, Crown Group Liquidation, LLC timely elected to split its distribution between equity security (17.4023%) and cash (82.5977%). Accordingly, it is

ORDERED:

1. The Second Amended Plan is confirmed. A copy of the confirmed Second

Amended Plan is attached.

2. All existing shares of the Debtor are cancelled and rendered null and void and shall receive no distribution. Class 2 interest holders (existing shareholders) shall promptly surrender their shares to the Debtor at Fortune Financial, Inc., 200 Executive Way, Suite 210, Ponte Vedra Beach, FL 32082.

3. The new shareholders of the reorganized debtor are Crown Group Liquidation, LLC (17,402 shares - 48.9%), Mid-Ohio Securities Corporation (7,200 shares - 20.232%), Hawkeye (10,800 shares - 30.348%), and Robert Thomas, III (185 shares - .52%).

Dated this 24 of February, 2004, at Jacksonville, Florida.

/s/ Jerry A. Funk
Jerry A. Funk
United States Bankruptcy Judge

Copies to:
U.S. Trustee
David E. Otero, attorney for the Debtor
(Mr. Otero shall serve a copy of this Order on all parties and promptly file a certificate of service thereafter)

F I L E D
JACKSONVILLE, FLORIDA

JAN - 9 2004

CLERK, U.S. BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

In re FORTUNE FINANCIAL, INC., a Florida corporation, Tax ID# 59-1218935 Debtor and Debtor-in-Possession.	Case No. 03-2026-3F1

DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION

AKERMAN SENTERFITT
David E. Otero
Florida Bar No. 0651370
50 North Laura Street, Suite 2500
Jacksonville, Florida 32202
(904) 798-3700
(904) 398-3730 (fax)
Attorneys for debtor and debtor-in-possession, Fortune Financial, Inc., a Florida corporation

January 9, 2004

TABLE OF CONTENTS

Debtor and debtor-in-possession, Fortune Financial, Inc., a Florida corporation ("Debtor"), proposes the following second amended plan of reorganization (the "Plan") pursuant to 11 U.S.C. §1121.

ARTICLE I
Definitions

The following terms used in the Plan shall, unless the context clearly otherwise requires, have the meanings specified below:

1.01. **Administrative Expenses:** All amounts allowed in this bankruptcy case in accordance with 11 U.S.C.§§ 503(b) and 507(a)(1).

1.02. **Adversary Proceedings:** Any adversary proceeding initiated by the Debtor prior to the closing of the Case.

1.03. **Allowed Claim:** A right against the Debtor within the meaning of 11 U.S.C. §101(5) in respect of which a proof of claim has been filed with the Bankruptcy Court within the period of limitation fixed by Rule 3003 or scheduled in the list of creditors prepared and filed with the Bankruptcy Court pursuant to Rule 1007(b) and not listed as disputed, contingent or unliquidated as to amount, and in either case as to which no objection as to allowance or amount thereof has been raised within the applicable period of limitation fixed by Rule 3001 or an order of the Bankruptcy Court or local rule, and any such objection has been determined by an order or judgment which is no longer subject to appeal or certiorari proceeding and as to which no appeal or certiorari is pending. When the context so requires, Allowed Claim shall include Disputed Claims to the extent such Disputed Claims become allowed after the Effective Date. Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such Claim, "Allowed Claim" shall not include (a) interest on the amount of such Claim accruing from and after the Filing Date, (b) punitive or exemplary damages or (c) any fine, penalty or forfeiture. "Allowed," when used as an adjective modifying "Claim," has a corresponding meaning.

1.04. **Allowed Interest:** A right against the Debtor or an equity security holder of the Debtor in respect of which a proof of interest has been filed with the Bankruptcy Court within the applicable period of limitation fixed by Rule 3003 or scheduled in a list of equity security holders prepared and filed with the Bankruptcy Court pursuant to Rule 1007(b) and in either case as to which no objection as to the allowance thereof has been interposed with any applicable period of limitation fixed by Rule 3003 or an order of the Bankruptcy Court, or as to which any objection has been determined by an order which is no longer subject to appeal or certiorari proceedings and as to which no appeal or certiorari proceeding is pending.

1.05. **Avoidance Claims:** All claims and causes of action of the Debtor arising under or which could be brought under any of Sections 542, 544, 545, 547, 548, 550 or 553 of the Bankruptcy Code.

1.06. **Ballot:** The form or forms distributed to Claimants in impaired Classes on which such Persons may indicate the acceptance or rejection of the Plan.

1.07. **Bankruptcy Code:** Title 11 of the United States Code.

1.08. **Bankruptcy Court:** The United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division, or any other court having competent jurisdiction to hear appeals or certiorari proceedings therefrom.

1.09. **Business Day:** Any day except Saturday, Sunday or other day on which commercial banks in the State of Florida are authorized by law to close.

1.10. **Case:** The Chapter 11 proceeding of Fortune Financial, Inc., a Florida corporation, filed in the Bankruptcy Court and styled as In re Fortune Financial, Inc., a Florida corporation, United States Bankruptcy Court, Middle District of Florida, Jacksonville Division; Case No. 02-2026-3F1.

1.11. **Cash:** Cash and cash equivalents.

1.12. **Cash Collateral:** Any cash collateral as that term is defined in 11 U.S.C. §361.

1.13. **Claimant:** The former or present holder of a Claim, whether it is an Asserted Claim, an Assigned Claim, an Allowed Claim, a Disputed Claim, or a Tax Claim.

1.14. **Claim:** A right against the Debtor within the meaning of 11 U.S.C. §101(5).

1.15. **Class:** A group into which Allowed Claims or Allowed Interests are divided pursuant to Article IV of the Plan.

1.16. **Confirmation Date:** The date upon which the Bankruptcy Court enters the Confirmation Order.

1.17. **Confirmation Hearing:** Any hearing at which the Bankruptcy Court considers confirmation of the Plan.

1.18. **Confirmation Order:** The order entered by the Bankruptcy Court confirming the Plan.

1.19. **Debtor:** Fortune Financial, Inc., a Florida corporation, the debtor-in-possession in this Case and the proponent of this Plan.

1.20. **Disallowed Claim:** When used with respect to a Claim or Interest, shall mean a Claim or Interest to the extent 10 days has expired since it has been disallowed by order of the Bankruptcy Court, unless proper application for a stay of

such order has been made within such 10 day period, in which case the Claim or Interest shall be disallowed 30 days after entry of the order disallowing such Claim or Interest, unless prior to the expiration of such period, a stay is obtained with respect to the order disallowing the Claim or Interest.

1.21. Disclosure Statement: The Debtor's Disclosure Statement filed with the Bankruptcy Court by the Debtor, including exhibits and any supplements, amendments or modifications thereto, prepared pursuant to 11 U.S.C. §§1125(a) and 1126(b) and Rule 3018(b) for solicitation of acceptance of this Plan.

1.22. Disputed Claim: Prior to the date that an objection has been and may be timely filed by the Debtor or any other party in interest, a Claim shall be considered a "Disputed Claim" to the extent that (a) the amount of the Claim specified in the proof of claim exceeds the amount of the Claim listed by the Debtor in the Schedules as not disputed, contingent or unliquidated, or (b) the Claim was not listed by the Debtor in the Schedules, or (c) the Claim was listed by the Debtor in the Schedules as disputed, contingent or unliquidated. Subsequent to that date, a "Disputed Claim" means a Claim as to which an objection has been or may be timely filed by the Debtor or any other party in interest and which objection, if timely filed, has not been withdrawn, denied or estimated by an order of the Bankruptcy Court. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection.

1.23. Disputed Claims Reserve: A reserve into which the Debtor shall deposit money on account of Disputed Claims in accordance with the provisions of Section 7.03 of this Plan.

1.24. Distribution Date: Any date after the Initial Distribution Date on which a Disputed Claim becomes an Allowed Claim or on which payments are made on other Allowed Claims.

1.25. Distributions: The property to be distributed to holders of Allowed Claims under the Plan.

1.26. Effective Date: The date thirty days following the date upon which the Confirmation Order is no longer subject to appeal or certiorari proceedings, or in the event of an appeal, upon which an order confirming the Confirmation Order becomes a Final Order or such other earlier date on or after the Confirmation Date as the Debtor may elect.

1.27. Equity Security: Both preferred and common Shares in the Debtor as defined in 11 U.S.C. § 101(16).

1.28 Equity Security Holder: The holder of an Equity Security of the Debtor, including but not limited to the persons listed on the List of Equity Security Holders filed with the Court on February 28, 2003.

1.29 Estate: The estate created with respect to this Case pursuant to 11 U.S.C. §541.

1.30. Final Order: An order or judgment of the Bankruptcy Court which shall not have been reversed, stayed, modified or amended and the time to appeal from or to seek review or rehearing of such order shall have expired, as a result of which such order shall become final and nonappealable in accordance with Rule 8002 and is no longer subject to further appeal or certiorari proceedings; provided, however, that the order or judgment shall not fail to be deemed a Final Order solely because of the possibility that a motion, pursuant to Federal Rule of Civil Procedure 60, which is incorporated by Rule 9024, may be filed with respect thereto.

1.31. Governmental Unit: The United States, or a State, County, City, Commonwealth, District, Territory or municipality or foreign state or their departments, agencies or instrumentalities.

1.32. Initial Distribution Date: The first Business Day of the first month after the Effective Date, or such other earlier date on or after the Effective Date as the Debtor may elect.

1.33. Insiders: Those persons defined in 11 U.S.C. §101(31).

1.34. Interests: The rights of the Equity Security Holders in the Debtor.

1.35. Lien: Any mortgage, lien, charge, security interest, encumbrance or other security device of any kind affecting any asset or property of the Debtor that was perfected or is deemed perfected and is superior to the lien of a hypothetical judgment lien creditor before the Petition Date.

1.36. Person: An individual, partnership, corporation, joint-stock company, unincorporated company or association, business trust, or limited partnership.

1.37. Petition Date: February 28, 2003, the date on which the Debtor filed this Case with the Bankruptcy Court.

1.38. Plan: This second amended plan of reorganization of the Debtor, in its present form or as may hereafter be amended, modified or supplemented in accordance with the terms thereof or in accordance with the Bankruptcy Code.

1.39. Prime Rate: The New York Consensus Prime as published in the Wall Street Journal on the Initial Distribution Date and each anniversary thereafter. Prime Rate on that date shall fix the rate of interest for the next succeeding year.

1.40. Rule: The Federal Rules of Bankruptcy Procedure, as adopted by the Supreme Court of the United States pursuant to 28 U.S.C. Section 2075 and the Local Bankruptcy Rules as adopted by the bankruptcy court for the Middle District of Florida.

1.41. Schedules: The schedules, as amended, of assets and liabilities, lists and statements of financial affairs and executory contracts filed with the Bankruptcy Court by the Debtor under Rule 1007.

1.42. Secured Claim: All or part of a Claim that is secured by a Lien on property of the Debtor to the extent of the value of the interest of the holder of the Claim in the property, as determined by agreement between the Debtor and the holder of the Claim or by order of the Bankruptcy Court under Section 506(a) of the Bankruptcy Code.

1.43. Tax Claim: Any Claim that is entitled to priority in payment under 11 U.S.C. §507(a)(8), to the extent it is an Allowed Claim.

1.44. Unsecured Claim: Any Claim other than an Administrative Expense, a Tax Claim or a Secured Claim and includes (a) the deficiency portion of an undersecured Claim, (b) the Claims of Insiders, and (c) any Claims for contract or lease rejection damages.

ARTICLE II
Construction

2.01. Consistent with Bankruptcy Code and Rules: Where not inconsistent or in conflict with the provisions of the Plan, the words and phrases used herein shall have the meanings ascribed thereto in the Bankruptcy Code and in the Rules. The rules of construction in 11 U.S.C. §102 shall apply to the Plan.

2.02. Interpretation: Unless otherwise specified, all section, article and exhibit references in the Plan are to the respective section in, article of, or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender. As to contested matters, adversary proceedings, and other actions or threatened actions, this Plan and the Disclosure Statement shall not be construed as a stipulation or admission, but rather, as a statement made in settlement negotiations.

ARTICLE III
Treatment of Administrative Expenses and Tax Claims

3.01. Administrative Expenses: All Administrative Expenses shall be paid in full on the Initial Distribution Date, or upon the entry of a Final Order of the Bankruptcy Court allowing such Administrative Expense, or as otherwise deferred by agreement of the Debtor and the Administrative Expense applicant, whichever is later. Any other Administrative Expenses representing a liability incurred in the ordinary course of business of the Debtor may be paid in cash by the Debtor in the ordinary course of business.

3.02. Tax Claims: The Allowed Tax Claims of Governmental Units, shall be paid in deferred cash payments, over a period of time not to exceed six (6) years from the date of assessment, or the Initial Distribution Date, whichever is earlier, in equal monthly installments commencing the first Business Day of the first month following the Initial Distribution Date, of a value, as of the Initial Distribution Date, equal to the Allowed Claim. The principal portion of the Allowed Claim shall accrue interest that will be computed at the rate set in the Internal Revenue Code Sections 6601 and 6621, relating to delinquent taxes. Notwithstanding the above, each holder of a Tax Claim which is an Allowed Claim may be paid under such other terms as may be agreed upon by both the holder of such Tax Claim and the Debtor.

ARTICLE IV
Classification of Claims and Interests

Set forth below is a designation of Classes of Claims against the Debtor and Interests. Administrative Expense Claims specified in 11 U.S.C. §507 (a)(1), Claims for adequate protection, if any, specified in 11 U.S.C. §507(b), and Tax Claims specified in 11 U.S.C. §507(a)(8) have not been classified and are excluded from the Classes set forth below, in accordance with 11 U.S.C. §1123(a)(1).

4.01. Class 1: All Allowed Unsecured Claims of Claimants.

4.02. Class 2: The Allowed Interests of the Equity Security Holders.

ARTICLE V
Treatment of Classes of Claims and Interests Under the Plan

All Classes are impaired under the Plan by virtue of 11 U.S.C. §§1124. The pre-Petition Date rights of the Classes and the obligations of the Debtor are modified and replaced by the following:

5.01 Class 1 Claims: Class 1 Allowed Claims are all Allowed Unsecured Claims of Claimants. Class 1 Allowed Claims shall be paid as follows: Claimants shall receive, at their election to be made on the Ballot regarding this Plan, their pro-rata share of (i) 100% of the Equity Security in the reorganized Debtor (one share per $100 of debt rounded to the nearest $100), or (ii) 100% of the liquidation value of the existing assets of the Debtor, in full satisfaction of Allowed Unsecured Claims, in Cash, on the Effective Date. Claimants may choose to divide their distribution through any combination of option (i) and (ii). Distributions shall be made on the Initial Distribution Date. Claimants that fail to timely and clearly elect option (i) will be treated as if they selected option (ii). As a condition to election of option (i), Claimants electing option (i) will be required to provide the Debtor with signed statements in accordance with the requirements of the Treasury Regulations, including Section 382 of the Internal Revenue Code.

5.02. Class 2 Interests: Class 2 Interests are the Allowed Interests of the Equity Security Holders. Confirmation of the Plan terminates all Interests of the Equity Security Holders. The Interests shall be cancelled and rendered null and

void by the Confirmation Order and shall receive no Distributions. The Equity Security Holders shall surrender the Equity Security to the Debtor that they possessed on the Petition Date.

ARTICLE VI
Executory Contracts and Unexpired Leases

6.01. Assumption and Rejection: Pursuant to 11 U.S.C. §§365 and 1123(b)(2), Debtor hereby rejects any and all executory contracts, and leases and subleases to which it is a party which have not expired or were not terminated prior to the Confirmation Date, including those that are listed on Schedule G of the Debtor's Schedules filed with the Bankruptcy Court on February 28, 2003, except those which (i) prior to the Confirmation Date shall have been assumed by Final Order of the Bankruptcy Court, or (ii) on the Confirmation Date are the subject of pending motions or applications to assume.

6.02. Bankruptcy Court Approval: If the Bankruptcy Court has not previously entered an order approving assumption, rejection and/or assignment of leases and contracts, then the Confirmation Order shall constitute an order of the Bankruptcy Court approving all such assumptions, assignments, and rejections of executory contracts and unexpired leases provided for in paragraph 6.01 of this Plan as of the Effective Date. Any monetary amounts by which the contracts and leases to be assumed under the Plan are in default shall be satisfied, at the Debtor's option, by: (i) one cash payment on the Initial Distribution Date in the amount of such default; (ii) upon such terms as may be approved by the Bankruptcy Court at the hearing on confirmation of the Plan; or (iii) as otherwise agreed by the parties.

6.03. Claims for Damages: If an executory contract or unexpired lease is rejected, then the other party to the agreement may file a claim for damages incurred by reason of rejection no later than such time as the Bankruptcy Court may allow or, if not determined by the Bankruptcy Court at the time of the order approving the rejection, within thirty (30) days of the order. In the case of rejection of employment agreements and leases of real property, damages are limited under the Bankruptcy Code.

ARTICLE VII
Means of Implementation and Execution of the Plan

7.01. Distributions: The Debtor, or such disbursing agent as the Debtor may employ, shall make the payments on all Allowed Claims as they come due under the terms of the Plan. Any payments that would be due on Disputed Claims if they were Allowed Claims shall be deposited into the Disputed Claims Reserve and disbursed in accordance with Section 7.02 and 7.03 of the Plan. All subsequent distributions shall be made in accordance with this Plan. Notwithstanding the foregoing, the Debtor reserves the right to pay any amount under the Plan prior to the date it is due without any pre-payment penalty.

7.02. Disputed Claims: Notwithstanding any other provision of this Plan, each Claim shall be paid only after it has become an Allowed Claim. If a Claim is a

Disputed Claim on the date that any payment would be due to that Claimant if it held an Allowed Claim, that money shall be placed and held in a segregated account by the Debtor, the Disputed Claims Reserve, until such time as the Claim is no longer a Disputed Claim.

7.03. __Disputed Claims Reserve:__ On the Initial Distribution Date, the Distributions reserved for the holders of Disputed Claims shall be deposited by the Debtor into the Disputed Claims Reserve. At such time as a Disputed Claim becomes an Allowed Claim, the holder of such Allowed Claim shall receive from the Disputed Claims Reserve an amount equal to the Distributions such Allowed Claim would have received since the Initial Distribution Date if it had been an Allowed Claim on the Initial Distribution Date. To the extent that a Disputed Claim becomes a Disallowed Claim, funds held in the Disputed Claims Reserve on account of such Disallowed Claim shall be returned to the Debtor.

7.04. __Delivery of Distributions:__ Distributions and deliveries to holders of Allowed Claims and Interest shall be made at the addresses set forth on the proofs of Claim or Interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or Interest is filed or if the Debtor has been notified of a change of address). If any distribution to a holder is returned as undeliverable, then no further distributions to such holder shall be made unless and until the Debtor is notified of the holder's then-current address, at which time all missed distributions shall be made to such holder, without interest. All claims for undeliverable distributions shall be made on or before the fifth anniversary of the Distribution Date. After such date, all unclaimed property shall revert to the Debtor, and the claim of any holder with respect to such property shall be discharged and forever barred.

7.05 __Time Bar to Cash Payments:__ Check issued by the Debtor in respect of Allowed Claims shall be null and void if not cashed within ninety (90) days of the date of issuance thereof. Requests for reissuance of any checks shall be made directly to the Debtor by the holder of the Allowed Claim with respect to which check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of the fifth anniversary of the Distribution Date or ninety (90) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

7.06. __Continuing Operations and Sale of Pegasus:__ The Debtor will sell Pegasus Insurance Company to PIC Holding Company, Inc. ("PIC Holding") pursuant to the Stock Purchase Agreement executed on January 9, 2004. The purchase price is $1,836,512, subject to adjustment based on Pegasus's cash on hand at closing and experience in connection with pending claims. Until closing, Debtor will continue to own and manage Pegasus Insurance Company. Debtor will acquire the stock of Fortune Premium Finance Company from Pegasus Insurance Company as part of the sale. Debtor will operate and manage Fortune Premium Finance Company after the closing. The Debtor estimates that the assets of Fortune Premium Finance Company are $210,000. The Debtor also will acquire the personal property currently owned by Pegasus Insurance Company as part of

the sale. The Debtor estimates the personal property is worth $21,397. The Debtor has started and will continue to operate and build a managing general agency underwriter services company named Fidelity Risk Managers, Inc. ("FRM") to underwrite workers' compensation insurance for the professional organization market. FRM has entered into a Managing General Underwriters Agreement with Pegasus Insurance Company, to become effective on the closing of the sale to PIC Holding. Upon confirmation, all assets of the Estate shall vest in the Debtor and shall not be subject to any Lien, security interest, mortgage or other interest in property.

7.07. **Surrender of Equity Security:** Any shares of Equity Security not physically surrendered to the Debtor shall be deemed cancelled, null and void as of the date of the Confirmation Order.

7.08. **New Funding:** The Debtor intends to seek new funding for its continuing operations.

7.09. **Funding of the Plan:** The Debtor currently intends to fund the Plan with Cash on hand and Cash held by its wholly owned subsidiary, Pegasus Insurance Company. The foregoing will provide the Debtor with sufficient funds available to make the Distributions required by the Plan.

7.10. **Suspended Losses:** The Debtor believes it currently has net operating loss carry forwards ("NOLs") of approximately $34,000,000. The Debtor intends to utilize the NOLs in connection with the Debtor's future operations.

7.11. **Documentation:** The Debtor is authorized and directed to execute and deliver all documents and to take and cause to be taken all action necessary or appropriate to execute and implement the provisions of this Plan.

7.12. **Employment of Professionals, Officers, Directors, and Insiders:** After the Confirmation Date, the Debtor is authorized to employ such professionals, officers, directors, and Insiders as it deems appropriate and to compensate them without the further approval of the Bankruptcy Court.

7.13. **Prosecution of Objections, Avoidance Actions and Adversary Proceedings:** The Debtor shall have authority to file objections to Claims and Interests within the time period required by the Local Rules of the Bankruptcy Court. Objections to late-filed Claims and Claims resulting from the rejection of executory contracts or unexpired leases shall be filed on the later of (a) the Effective Date or (b) the date sixty (60) days after the Debtor receives actual notice of the filing of such Claim. The Debtor also shall have the authority to file Avoidance Actions and Adversary Proceedings until this case is closed. Any consensual resolution of the foregoing after the date of the Confirmation Order will not be subject to approval of the Bankruptcy Court and shall be made in the sole discretion of the Debtor.

7.14. Claims Estimation: Disputed Claims shall be fixed or liquidated in the Bankruptcy Court as core proceedings within the meaning of 28 U.S.C. § 157(b)(2)(B) unless the Bankruptcy Court orders otherwise. If the fixing or liquidation of a contingent or unliquidated Claim would cause undue delay in the administration of the Case, such claim shall be estimated by the Bankruptcy Court for purposes of allowance and distribution. Upon receipt of a timely-filed proof of Claim, the Debtor, or other party in interest, may file a request of estimation along with its objection to the Claim set forth therein. The determination of Claims in estimation hearings shall be final and binding of purposes of establishing the maximum amount of the Claim for purposes of allowance and distribution. Procedures for specific estimation hearings, including provisions for discovery, shall be set by the Bankruptcy Court giving due consideration to applicable Bankruptcy Rules and the need for prompt determination of the Disputed Claim.

7.15. U.S. Trustee's Fees: All fees payable under 28 U.S.C. §1930 shall be paid on a current basis through the earlier of the date the Case is dismissed, converted, or the Bankruptcy Court enters a Final Decree. The Debtor shall have no liability for such fees thereafter.

7.16. Section 1146 Exemption: Pursuant to Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer pursuant to, in implementation of or as contemplated by the Plan or the revesting, transfer or sale of any real or personal property of the Debtor pursuant to, in implementation of or as contemplated by the Plan, including but not limited to Section 7.07 thereof, shall not be taxed under any state or local law imposing a stamp tax, transfer tax, document tax, or similar tax or fee.

7.17 Prohibition Against Issuance of Nonvoting Equity Securities: Pursuant to Section 1123(a)(6) of the Bankruptcy Code, the Debtor's corporate constituent documents will be amended on or before the Effective Date to prohibit the issuance of nonvoting equity securities.

7.18 Officers and Directors. The current officers of the Debtor are John Wortman, President, and Arthur L. Cahoon, Chairman of Board, Secretary and Treasurer. The current directors are Arthur L. Cahoon, R. Lee Smith, J. Michael Garrity, Thomas E. Perry, and Robert Thomas, III. Mr. Wortman's post-Confirmation Date salary will be determined by the Debtor's board of directors, subject to future increases and decreases in the discretion of the Debtor's board of directors. The Debtor's board of directors currently serves without compensation although the Debtor's board of directors reserves the right to change that policy in the future. The officers and directors will continue to be selected in accordance with the Debtor's By-Laws and Articles of Incorporation.

ARTICLE VIII
Effect of Confirmation

8.01. Discharge: Except as otherwise provided in the Plan or in the Confirmation Order, entry of the Confirmation Order will act as a discharge,

effective as of the Effective Date, of Debtor's liabilities and debts which arose at any time before the entry of the Confirmation Order. Pursuant to 11 U.S.C. §1141(d), this discharge will be effective as to each Claim, regardless of whether a proof of the Claim was filed, whether the Claim is an Allowed Claim, or whether the holder thereof voted to accept the Plan.

8.02. Injunction: Pursuant to the provisions of §524 of the Bankruptcy Code, the discharge provided for in 11 U.S.C. §1141(d) results in an injunction staying, restraining and enjoining all persons and governmental units from taking any action for the purpose of collecting, recovering or receiving payment of, on or with respect to Claims, other than those actions brought to enforce any rights or obligations under the Plan or as otherwise provided in the Plan.

8.03. Legal Effect of the Plan: The Plan represents a proposed legally binding agreement between Debtor and its Creditors. The distributions and treatment of Claims provided for in the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims. Upon the Effective Date, and except as otherwise provided in the Plan, all Claims will be deemed to be satisfied, discharged and released in full. The prior relationship of Debtor-Creditor will be replaced by one of obligor-obligee with the Plan becoming the only operative document and agreement between the parties. Except as provided in the Plan, all holders of Claims will be precluded from asserting any Claim against Debtor, its assets, or its property based upon any transaction or activity of any kind that occurred prior to the Confirmation Date.

8.04. Preservation of Debtor's Claims: Debtor hereby reserves the right to assert Avoidance Claims and continue to prosecute and file Adversary Proceedings after the Confirmation Date until the Case is closed. Further, pursuant to 11 U.S.C. §1123(b), Debtor shall retain and may enforce any and all Claims of Debtor, except Claims expressly waived, relinquished, settled and released in accordance with the Plan or other Final Order of the Bankruptcy Court.

8.05. Enforceability: Should any provisions of the Plan be determined to be unenforceable following the Confirmation Date, such determination shall in no way limit or effect the enforceability and operative effect of any and all other provisions of this Plan.

8.06 Limitations: THE DEBTOR AND THE AGENTS, DIRECTORS, OFFICERS, EMPLOYEES AND PROFESSIONALS OF THE DEBTOR, INCLUDING ACCOUNTANTS AND LEGAL COUNSEL (ACTING IN SUCH CAPACITY) SHALL HAVE NO LIABILITY TO ANY ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR RELATED TO THE FORMULATION, PREPARATION, DISSEMINATION, IMPLEMENTATION, CONFIRMATION OR CONSUMMATION OF THE PLAN, THE DISCLOSURE STATEMENT, OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT RELATING TO, RISING OUT OF OR IN CONNECTION WITH THE PLAN, UNLESS THE LIABILITIES OF ANY ENTITY

THAT WOULD OTHERWISE RESULT FROM ANY SUCH ACT OR OMISSION WERE THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE IX
General Provisions

9.01. Withdrawal of Plan: At the option of the Debtor, this Plan may be withdrawn at any time prior to the Confirmation Order. Such option shall be exercised by filing with the Bankruptcy Court a notice of withdrawal and mailing a copy of such notice to all creditors, equity security holders and persons specially requesting notices. If such option is timely and properly exercised, the withdrawn plan would be null, void and of no legal effect and the Case shall continue and be administered in accordance with the Bankruptcy Code.

9.02. Date of Payment: If any payment under the Plan falls due on a non-Business Day, then such due date shall be extended to the next following Business Day.

9.03. Payments in Full Satisfaction: The payments, distributions and other treatments provided in respect of each Allowed Claims and Allowed Interest shall be in full settlement and in complete satisfaction, discharge, and release of such Allowed Claim and Allowed Interest. Accordingly, all obligations of the Debtor and any indebtedness due by the Debtor shall be deemed restructured in accordance with the payment terms set forth in this Plan. The Debtor may pre-pay any amount due under this Plan at any time without pre-payment penalty or premium.

9.04. Discrepancies: In the event of any discrepancy between the terms of this Plan and the Disclosure Statement, the terms of the Plan shall control.

9.05. Successors and Assigns: The duties, rights and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

9.06. Default by Debtor: A default by the Debtor occurs only when a breach of the terms of this Plan by the Debtor is not cured within twenty days of the receipt by the Debtor of notice of such breach. The notice must be written and from the party affected by the breach. A breach that is not timely cured shall be a default under the Plan. Any default by the Debtor may be cured prior to the time of a judgment or order in favor of the party affected by the default against the Debtor. Unless the Debtor has defaulted under the Plan, no Person may proceed with litigation against the Debtor or its property.

9.07. Notices: Any notice hereunder shall be in writing, and if by telegram, telex or facsimile, shall be deemed to have been given when sent, and if mailed shall be deemed to have been given three days after the date when sent by registered or certified mail, postage prepaid, and addressed as follows:

If to Debtor:

Mr. John Wortman
Fortune Financial, Inc.
200 Executive Way, Suite 210
Ponte Vedra Beach, FL 32082
Fax # (904) 285-1827

with a copy to:
David E. Otero, Esquire
AKERMAN SENTERFITT
50 North Laura Street, Suite 2500
Jacksonville, Florida 32202
Fax # (904) 798-3730

or at such other address (if any) as may have been designated as an address for such purpose, or at any address of such party appearing in the records of the party giving such notice.

ARTICLE X
Conditions Precedent

10.01. It shall be a condition precedent to the effectiveness of this Plan that a Confirmation Order that is a Final Order is entered.

ARTICLE XI
Retention of Jurisdiction

In addition to the continued jurisdiction after the Confirmation Date which is provided for as a matter of law by the Bankruptcy Code and Rules, the Bankruptcy Court shall retain jurisdiction for the following purposes:

11.01. Determine such objections as may be filed to Claims or Interests, and re-examine the allowance of any Claims or Interests.

11.02. Correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan or the Confirmation Order.

11.03. Enforce the terms and conditions of this Plan.

11.04. Entry of any order, including injunctions, necessary to enforce the title, rights and powers of the Debtor and to impose such limitations and terms of such title, rights and powers as the Bankruptcy Court may deem necessary.

11.05. Determine any claims or causes of action asserted by the Debtor against any other person or entity, including, but not limited to, any right of the

Debtor to recover assets pursuant to the provisions of Title 11, and avoiding liens and equitable subordination.

11.06. Determine any and all applications for allowance of compensation or reimbursement of expenses for periods prior to the Confirmation Date.

11.07. Determine any and all motions pending on the Confirmation Date for the rejection or assumption and/or assignment of any executory contracts and unexpired leases and subleases, and the allowance or disallowance of any Claims resulting therefrom.

11.08. Determine any and all controversies, Adversary Proceedings and contested matters pending on or after the Confirmation Date.

11.09. Determine any and all controversies, suits and disputes arising under or in connection with the Plan or its interpretation.

11.10. Determine any modification of the Plan under 11 U.S.C. §1127 or modification of the Plan after substantial consummation as defined in 11 U.S.C. §1101(2).

11.11. Enforce all orders, judgments, injunctions and rulings entered in connection with this Case.

11.12. Determine such other matters as may be provided for in the Confirmation Order.

11.13. Enter a final decree closing this Case.

DATED this 9th day of January, 2004..

FORTUNE FINANCIAL, INC., A
FLORIDA CORPORATION

By: J. John Wortman
Name J. JOHN WORTMAN
Its PRESIDENT

AKERMAN SENTERFITT

By: ______________________

David E. Otero
Florida Bar No. 0651370
50 North Laura Street, Suite 2500
Jacksonville, Florida 32202
Phone (904) 798-3700
Fax (904) 798-3730

ATTORNEYS FOR DEBTOR
AND DEBTOR-IN-POSSESSION
FORTUNE FINANCIAL, INC., A
FLORIDA CORPORATION